EXHIBIT 99.1

374Water Inc. Announces Pricing of $12.2 Million Registered Direct Offering

DURHAM, NC / ACCESSWIRE / November 15, 2024 / 374Water Inc. (NASDAQ:SCWO), a global leader in organic waste destruction technology for the municipal, federal, and industrial markets, today announced that it entered into a securities purchase agreement with certain investors to purchase approximately $12.2 million worth of its common stock and warrants in a registered direct offering.

Under the terms of the securities purchase agreement, the Company has agreed to sell 9,783,496 shares of its common stock, par value $0.0001 (“Common Stock”) and warrants (“Warrants”) to purchase 14,675,244 shares of Common Stock. The Warrants will be exercisable immediately upon issuance, have an exercise price of $1.125 per share, and will expire five years from the initial exercise date. The purchase price for one share of Common Stock and accompanying 1.5 Warrants will be $1.25.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $12.2 million, before deducting the placement agent's fees and other estimated offering expenses. The offering is expected to close on or about November 18, 2024, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

Orrick, Herrington & Sutcliffe LLP is acting as legal counsel to 374Water Inc. and Sichenzia Ross Ference Carmel LLP is acting as legal counsel to D. Boral Capital LLC for the offering.

The proposed offering of the Common Stock and Warrants described above is being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-268942) filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on December 30, 2022, and the accompanying prospectus contained therein.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting D. Boral Capital LLC, Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@dboralcapital.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About 374Water

374Water Inc. (Nasdaq:SCWO) is a global cleantech company providing innovative solutions addressing wastewater treatment and waste management issues within the municipal, federal and industrial markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of organic non-hazardous and hazardous organic wastes producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants.

Forward Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements in this press release include statements by the Company relating to the completion of the offering and the satisfaction of customary closing conditions related to the offering. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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